UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2014

Date of Report

(Date of earliest event reported)

ANPATH GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-55148	20-1602779
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

515 Congress Ave., Suite 1400

Austin, Texas  78701

(Address of principal executive offices)

(407) 373-6925

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 27, 2014, Anpath Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement whereby the Company agreed to privately issue and sell and the purchaser identified on the signature page to the Securities Purchase Agreement (the “Purchaser” or “Holder”) agreed to purchase two Original Issue Discount Senior Secured Convertible Debentures due March 31, 2015 (collectively, the “Debentures”), and a Common Stock Purchase Warrant (the “Warrant”) to purchase a total of 2,905,000 shares of the Company’s common stock (the “Warrant Shares”) at a price of $0.35 per share (subject to adjustment in the event of stock dividends, stock splits and the like).  The closing of the purchase and sale of the Debentures and the Warrant took place on July 2, 2014.

The first Debenture, in the principal amount of $215,250 was issued in exchange for the Company’s Original Issue Discount Senior Secured Promissory Note in the principal amount of $205,000 held by the Purchaser and issued on May 14, 2013, in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under Section 4(a)(2).  The second Debenture, in the principal amount of $220,500, was issued in consideration of the sum of $210,000 in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.  As original issue discount obligations, neither Debenture carries any scheduled interest payments (other than late fees, as applicable).  At any time after the original issue date until it is no longer outstanding, each Debenture is convertible, in whole or in part, into shares of the Company’s common stock at the Holder’s election at a price of $0.15 per share, subject to adjustment as a result of stock dividends, stock splits and the like.

Upon the occurrence of any “Event of Default” as defined in Section 8(a) of each Debenture, the outstanding principal thereof shall become immediately due and payable at the Holder’s election in the “Mandatory Default Amount” as defined therein.  “Events of Default” include, but are not limited to, any default in the timely payment of principal on the Debentures; the breach of any Debenture covenant that is not cured within the applicable cure period; and the failure to timely deliver stock certificates to the Holder upon any Debenture conversion.

The Company’s obligations under the Debenture are secured by substantially all of the property of the Company and its wholly-owned subsidiary, EnviroSystems, Inc., a Nevada corporation (“EnviroSystems”), pursuant to the terms of a Security Agreement executed by the parties on June 27, 2014, and EnviroSystems has guaranteed the performance of the Company’s obligations under the terms of a Subsidiary Guarantee executed by EnviroSystems on the same date.

The Warrant shall be exercisable until the five year anniversary of the issuance date thereof.

Copies of the Securities Purchase Agreement; the Debentures; the Warrant; the Security Agreement; and the Subsidiary Guarantee are attached hereto as Exhibits 10.1 through 10.6, respectively, and are incorporated herein by reference.  The foregoing descriptions of such documents do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Current Report.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report.  The offer and sale of the Debentures and the Warrant were made in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, in reliance on the Holder’s representation that it is an “accredited investor” as defined in Rule 501(a) of Regulation D.  In addition, the offer and sale of the Debenture in the principal amount of $215,250 was made in reliance on Section 3(a)(9) of the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Securities Purchase Agreement

10.2

Original Issue Discount Senior Secured Convertible

Debenture in the principal amount of $215,250

10.3

Original Issue Discount Senior Secured Convertible

Debenture in the principal amount of $220,500

10.4

Common Stock Purchase Warrant

10.5

Security Agreement

10.6

Subsidiary Guarantee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.,

a Delaware corporation

Dated:  July 2, 2014

By /s/ J. Lloyd Breedlove

J. Lloyd Breedlove, President and Chief

Executive Officer